Addendum No. 1
to the
Non Standard Private Passenger Automobile Quota Share
Reinsurance Contract
Effective: May 1, 2005
issued to
Affirmative Insurance Company
Insura Property and Casualty Insurance Company
both of Bedford Park, Illinois
(hereinafter referred to collectively as the “Company”)
It Is Hereby Agreed, effective May 1, 2005, that the introductory portion of paragraph F of Article II — Commencement and Termination — shall be deleted and the following substituted therefor:
“F.	‘Underwriting year’ as used herein shall mean the period from May 1, 2004 through April 30, 2005, and each subsequent 12-month period shall be a separate underwriting year. However, if this Contract is terminated, the final underwriting year shall be from the beginning of the then current underwriting year through the effective date of termination. All premiums and losses from policies allocated to an underwriting year shall be credited or charged, respectively, to such underwriting year, regardless of the date said premiums earn or such losses occur. It is understood that a policy will be allocated to the underwriting year which is in effect as of:”
It Is Further Agreed, effective May 1, 2005, with respect to losses under policies allocated to underwriting years commencing on or after that date, that this Contract shall be amended as follows:
1.	Paragraphs E and F of Article V — Retention and Limit — shall be deleted and the following substituted therefor:
“E.	Notwithstanding the provisions of paragraph A above, in the event the Company’s net written premium from policies during the underwriting year beginning May 1, 2005 through April 30, 2006 exceeds $60,000,000, the cession percentage hereunder, as respects that underwriting year, shall be reduced to the proportion that $60,000,000 bears to the Company’s net written premium for that underwriting year. In the event of a reduction of the cession percentage for the underwriting year under the provisions of this paragraph, the premiums and losses paid hereunder for that underwriting year shall be adjusted retroactively to the beginning of the year.

F.	Notwithstanding the provisions of paragraph A above, in the event the Company’s business written in the full coverage program exceeds 65.0% of net written premium during the underwriting year beginning May 1, 2005 through April 30, 2006, the Company shall retain an additional proportion of the full coverage program business in an amount necessary such that the proportion of the full coverage program business results in 65.0% of net written premium.”
2.	Paragraphs B, C, D, E and F of Article XI — Sliding Scale Commission — shall be deleted and the following substituted therefor:
“B.	The provisional commission allowed the Company shall be adjusted for each underwriting year in accordance with the provisions set forth herein. The adjusted commission rate shall be calculated as follows and be applied to premiums earned for the underwriting year under consideration:
1.	If the ratio of losses incurred to premiums earned is 71.0% or greater, the adjusted commission rate for the underwriting year under consideration shall be 25.0%;

2.	If the ratio of losses incurred to premiums earned is less than 71.0%, but not less than 67.0%, the adjusted commission rate for the underwriting year under consideration shall be 25.0%, plus 50.0% of the difference in percentage points between 67.0% and the actual ratio of losses incurred to premiums earned;

3.	If the ratio of losses incurred to premiums earned is less than 67.0%, but not less than 54.5%, the adjusted commission rate for the underwriting year under consideration shall be 27.0%, plus 80.0% of the difference in percentage points between 67.0% and the actual ratio of losses incurred to premiums earned;

4.	If the ratio of losses incurred to premiums earned is 54.5% or less, the adjusted commission rate for the underwriting year under consideration shall be 37.0%.
C.	If the ratio of losses incurred to premiums earned for any underwriting year is greater than 71.0%, the difference in percentage points between the actual ratio of losses incurred to premiums earned and 71.0% shall be multiplied by premiums earned for the underwriting year and the product shall be carried forward to the next underwriting year as a debit to losses incurred. If the ratio of losses incurred to premiums earned for any underwriting year is less than 54.5%, the difference in percentage points between 54.5% and the actual ratio of losses incurred to premiums earned shall be multiplied by premiums earned for the underwriting year and the product shall be carried forward to the next underwriting year as a credit to losses incurred.

D.	The Company shall calculate and report the adjusted commission on premiums earned for the underwriting year within 45 days after 12 months following the end of each underwriting year and within 45 days after the end of each 12-month period thereafter until all losses subject hereto have been finally settled. If the adjusted commission on premiums earned is less than commissions previously allowed by the Reinsurer on premiums earned for the underwriting year, the Company shall remit the difference to the Reinsurer with its report. If the adjusted commission on premiums earned is greater than commissions previously allowed by the Reinsurer on premiums earned for the underwriting year, the Reinsurer shall remit the difference to the

Company as promptly as possible after receipt and verification of the Company’s report.
E.	‘Premiums earned’ as used herein shall mean ceded net written premiums for policies with effective or renewal dates during the underwriting year under consideration, less the unearned portion thereof as of the effective date of calculation, it being understood and agreed that all premiums for policies with effective or renewal dates during an underwriting year shall be credited to that underwriting year, unless this Contract is terminated on a ‘cutoff’ basis, in which event the unearned reinsurance premium (less previously allowed ceding commission) as of the effective date of termination shall be returned by the Reinsurer to the Company.

F.	‘Losses incurred’ as used herein shall mean ceded losses and loss adjustment expense paid as of the effective date of calculation, plus the ceded reserves for losses and loss adjustment expense outstanding as of the same date, plus the debit or minus the credit from the preceding underwriting year, it being understood and agreed that all losses and related loss adjustment expense under policies with effective or renewal dates during an underwriting year shall be charged to that underwriting year, regardless of the date said losses actually occur, unless this Contract is terminated on a ‘cutoff’ basis, in which event the Reinsurer shall have no liability for losses occurring after the effective date of termination. As respects the first calculation of the adjusted commission for the underwriting year, incurred but not reported loss reserves shall equal 3.0% of premiums earned for the underwriting year. There shall be no subsequent recalculations of incurred but not reported loss reserves for the underwriting year.”
It Is Also Agreed, effective May 1, 2005, that this Contract shall be amended as follows:
1.	The following paragraph shall be added to and made part of Article XII — Reports and Remittances:
“C.	Within 45 days after the end of each underwriting year, the Company shall recalculate and report to the Reinsurer the premium ceded to the Reinsurer hereunder based on the Company’s net written premium for the underwriting year. If the recalculation differs from the premium previously paid, any additional premium, less any commission as set forth in Article XI, due the Reinsurer shall be remitted by the Company with its report.”
2.	Article XVII — Federal Excise Tax (BRMA 17A) — shall be deleted and the following substituted therefor:
“Article XVII — Federal Excise Tax
A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.”
3.	Article XXVI — Intermediary (BRMA 23A) — shall be deleted and the following substituted therefor:

“Article XXVI — Intermediary (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.”
The provisions of this Contract shall remain otherwise unchanged.
In Witness Whereof, the Company by its duly authorized representative has executed this Addendum as of the date undermentioned at:
Bedford Park, Illinois, this                    day of                                                              in the year                     .

Affirmative Insurance Company
Insura Property and Casualty Insurance Company

Addendum No. 1
to the
Interests and Liabilities Agreement
of
Folksamerica Reinsurance Company
New York, New York
(hereinafter referred to as the “Subscribing Reinsurer”)
with respect to the
Non Standard Private Passenger Automobile Quota Share
Reinsurance Contract
Effective: May 1, 2004
issued to
Affirmative Insurance Company
Insura Property and Casualty Insurance Company
both of Bedford Park, Illinois
(hereinafter referred to collectively as the “Company”)
The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective May 1, 2005.
In Witness Whereof, the Subscribing Reinsurer, by its duly authorized representative has executed this Addendum as of the date undermentioned at:
New York, New York, this                      day of                                                              in the year                     .

Folksamerica Reinsurance Company